Exhibit 10.2
STOCK PURCHASE AGREEMENT
     This Stock Purchase Agreement is entered into as of June 10, 2009 (this “Agreement”), among Sorrento Therapeutics, Inc., a California corporation (the “Company”), and OPKO Health, Inc. (“Buyer”).
Preliminary Statements
     A.      The Company is engaged in the business of developing and commercializing a broad, generally applicable platform for the generation of fully human monoclonal antibodies based on its proprietary technology.
     B.      The Company has agreed to issue to Buyer an aggregate of 2,315,747 shares of the Company’s common stock, no par value (“Company Common Stock”), and Buyer desires to purchase such shares of Company Common Stock (the “Purchased Shares”) in exchange for $2.3 million in cash (the “Purchase Price”) on the terms and conditions set forth herein.
     C.      In connection with the transactions contemplated by this Agreement, the Company has also agreed to enter into a License Agreement with Buyer, in substantially the form attached hereto as Schedule A (the “License Agreement”), and a Shareholders’ Agreement with Buyer and the other holders of the Company’s outstanding capital stock, in substantially the form attached hereto as Schedule B (the “Shareholders’ Agreement”)
Agreement
     In consideration of the preliminary statements and the respective representations and warranties, covenants and agreements contained in this Agreement, the parties agree as set forth below.
ARTICLE 1
DEFINITIONS
     In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:
     “Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.
     “Affiliate” of a specified Person means a Person who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the specified Person. As used in the foregoing sentence, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or such other relationship as, in fact, constitutes actual control.
     “Company Intellectual Property” means Intellectual Property owned by the Company.

     “Company IP Agreements” means (a) licenses of Intellectual Property by the Company to any third party, (b) licenses of Intellectual Property by any third party to the Company, (c) agreements between the Company and any third party relating to the development or use of Intellectual Property, and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of Company Intellectual Property.
     “Contracts” means all contracts, agreements, covenants, commitments and other instruments of any kind, whether oral or written, to which the Company is a party or to which any Assets of the Company are bound.
     “Environmental Laws” means any Law and any enforceable judicial or administrative interpretation thereof, including any Governmental Order, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of hazardous materials.
     “Founders” shall mean Antonius Schuh, Steve Zaniboni, and Henry Ji.
     “Governmental Authority” means any national, supranational, state, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.
     “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered into by or with any Governmental Authority.
     “Guaranty” means, as to any Person, any contract, agreement or understanding of such Person pursuant to which such Person guarantees the indebtedness, Liabilities or obligations of others, directly or indirectly, in any manner, including agreements to purchase such indebtedness, Liabilities or obligations, or to supply funds to or in any manner invest in others, or to otherwise assure the holder of such indebtedness, Liabilities or obligations against loss.
     “Intellectual Property” means (a) all inventions, technology, and other intellectual property (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, statutory invention registrations together with all reissuances, divisions, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof and all rights therein provided by Law or international treaties and conventions; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all trade secrets and confidential information (including databases, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, and specifications); (e) all computer programs and software (including data and source and object codes and related documentation); (f) all other property rights in connection with the foregoing; and (g) all copies and tangible embodiments thereof (in whatever form or medium).
     “Knowledge” means the actual knowledge of the Founders.

     “Law” means any law, statute, ordinance, rule, regulation, order, writ, judgment or decree.
     “Liabilities” means any liability, debt or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), any and all Actions, damages, deficiencies, fines, penalties, interest, assessments, judgments, losses, Taxes, costs, expenses, including, without limitation, fees and disbursements of counsel and experts.
     “Licensed Intellectual Property” means Intellectual Property licensed to the Company pursuant to the Company IP Agreements.
     “Liens” means any liens, claims, charges, rights, pledges, security interests, mortgages, options, title defects or other encumbrances, restrictions or limitations of any nature whatsoever, including any restriction on the use, voting, transfer or other exercise of any attributes of ownership.
     “Material Adverse Effect” means any change in or effect on the business of the Company that individually, or together with all other such changes and effects, is materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company.
     “Organizational Documents” means any and all documents pursuant to which an entity is organized and/or operates under the applicable laws of its jurisdiction.
     “Person” means any natural person, corporation, limited liability corporation, unincorporated organization, partnership, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government, or any other entity.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Tax” means any national, state, local or other income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, all gross receipts, sales, use, ad valorem, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, assets, minimum income, environmental, customs, duties, real property, personal property, capital stock, social security obligations or contributions, unemployment, disability, payroll, license, employee or other withholding, or other tax or governmental charge, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any affiliated group of corporations (or being included, or required to be included, in any tax return relating thereto).
     “Transaction Documents” means this Agreement, the License Agreement, and the Shareholders’ Agreement.

ARTICLE 2
PURCHASE OF CAPITAL; CONSIDERATION
     2.1 Capital to be Purchased. Subject to the terms and conditions set forth herein, at the Closing (as defined below), the Company agrees to issue to Buyer and Buyer agrees to purchase from the Company the Purchased Shares, which Purchased Shares shall equal upon closing 34.84% of the Company’s issued and outstanding shares of Company Common Stock on a fully diluted basis, after giving effect to all transactions contemplated as of the Closing, and treating all options, warrants, convertible securities and rights to purchase securities of the Company, on an as-exercised and as-converted basis.
     2.2 Consideration. In consideration of the sale of the Purchased Shares by the Company to Buyer at the Closing, Buyer shall pay or deliver to the Company the Purchase Price, via wire transfer of immediately available funds (the “Cash Consideration”).
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BUYER
     In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer makes the representations and warranties set forth below to the Company as of the date hereof.
     3.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of Delaware.
     3.2 Authorization; Enforceability. Buyer has all necessary corporate power and authority to execute and deliver the Transaction Documents, to carry out its obligations and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents by Buyer and the consummation by Buyer of the transactions contemplated thereby have been duly and validly authorized by all requisite corporate action.
     3.3 No Violation or Conflict. The execution and delivery of the Transaction Documents by Buyer, the consummation by Buyer of the transactions contemplated thereby and compliance by Buyer with the provisions thereof do not and will not (a) violate or conflict with any provision of Buyer’s Organizational Documents; (b) violate or conflict with any Law applicable to Buyer; and (c) with or without the passage of time or the giving of notice, result in the breach of, or constitute a default under, or give to others any right of acceleration of performance, termination, amendment or cancellation of, or result in the creation of any Lien upon any property or assets of, Buyer pursuant to any instrument, contract, obligation or agreement to which Buyer is a party or by which Buyer or its properties may be bound or effected.
     3.4 Brokers. Buyer has not employed any financial advisor, broker or finder and has not incurred and will not incur any broker’s, finder’s, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.

     3.5 Purchase Entirely for Own Account. The Purchased Shares to be acquired by the Buyer will be acquired for investment for the Buyer’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Buyer further represents that the Buyer does not presently have any contract, undertaking, agreement, or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any third person or entity, with respect to any of the Purchased Shares.
     3.6 Disclosure of Information. The Buyer has had an opportunity to discuss the Company’s business, management, financial affairs, and the terms and conditions of the offering of the Purchased Shares with the Company’s management. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article 4 of this Agreement or the right of the Buyer to rely thereon.
     3.7 Restricted Securities. The Buyer understands that the Purchased Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyer’s representations as expressed herein. The Buyer understands that the Purchased Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Buyer must hold the Purchased Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Buyer acknowledges that the Company has no obligation to register or qualify the Purchased Shares.
     3.8 Legends. The Buyer understands that the Purchased Shares and any securities issued in respect of or exchange for the Purchased Shares, may bear the following legends:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.
Notwithstanding the foregoing, the legend referred to in this Section 3.8 shall be removed and the Company shall issue a certificate without such legend to the holder of the Purchased Shares if such Purchased Shares are registered under the Securities Act, or if such holder provides the Company with an opinion of counsel (which may be counsel for the Company) reasonably acceptable to the Company to the effect that a public sale or transfer of such Purchased Shares may be made without registration under the Securities Act.

     3.9 Accredited Investor. The Buyer is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the representations and warranties set forth below to Buyer as of the date hereof.
     4.1 Organization. The Company has been duly organized and is validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary. The Company has all requisite right, power and authority to (a) own or lease and operate its properties, (b) conduct its business as presently conducted and (c) engage in and consummate the transactions contemplated hereby. The Company is not in violation of any provision of its Organizational Documents.
     4.2 Authorization; Enforceability. The Company has all necessary corporate power and authority to execute and deliver the Transaction Documents, to carry out its obligations thereunder, and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all requisite corporate action. This Agreement has been, and upon execution the other Transaction Documents shall have been, duly and validly executed and delivered by the Company and constitutes, and upon execution the other Transaction Documents shall constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.
     4.3 No Violation or Conflict. The execution and delivery of the Transaction Documents by the Company, the consummation by the Company of the transactions contemplated thereby, and compliance by the Company with the provisions thereof, do not and will not: (a) violate or conflict with any provision of the Company’s Organizational Documents; (b) violate or conflict with any Law applicable to the Company; and (c) with or without the passage of time or the giving of notice, result in the breach of, or constitute a default under, or give to others any right of acceleration of performance, termination, amendment or cancellation of, or result in the creation of any Lien upon any property or assets of the Company, pursuant to any instrument, Contract, obligation or agreement to which the Company is a party or by which the Company or any of its properties may be bound or affected.
     4.4 Validity of Purchased Shares. The Purchased Shares, when issued, sold and delivered to Buyer in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid, non-assessable and free of restrictions on transfer other than applicable federal and state securities laws, restrictions set forth in the Transaction Documents and liens or encumbrances created by or imposed by Buyer. The Purchased Shares will be issued in compliance with all applicable federal and state securities laws.

     4.5 Organizational Documents and Corporate Records. A true and complete copy of (a) the Organizational Documents of the Company, as amended, and (b) the minute books of the Company have been delivered to Buyer. Such minute books contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, and shareholders of the Company from the date of its incorporation to the date hereof. All matters requiring the authorization or approval of the board of directors, a committee of the board of directors, or the shareholders of the Company have been duly and validly authorized and approved by them.
     4.6 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.
     4.7 Capitalization. Schedule 4.7 describes the equity capitalization of the Company immediately prior to, and after, Closing, including without limitation, the number of authorized shares of capital stock, the number of outstanding shares, the names of the holders thereof and the amount of shares held by each such holder. All of the issued and outstanding shares of capital stock (i) have been duly authorized and validly issued and are fully paid and non-assessable and (ii) were issued in compliance with all applicable laws concerning the issuance of the securities. None of the issued and outstanding shares of capital stock were issued in violation of any Law, preemptive rights or rights of first refusal or other agreement or rights. No written or oral agreement or understanding with respect to the disposition of the Company’s shares of capital stock or any rights therein, other as may be contained in the Transaction Documents, exists.
     4.8 Rights, Warrants, Options. The Company has reserved 10,000,000 shares of Company Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2009 Equity Incentive Plan, which has been duly adopted by the Company’s board of directors and shareholders (the “Stock Plan”). Of such reserved shares of Company Common Stock, no options to purchase shares have been granted or are currently outstanding. The Company has furnished Buyer complete and accurate copies of the Stock Plan and forms of agreement approved for use thereunder. Other than as may be contained in the Transaction Documents or as described in Schedule 4.7, there are no equity interests, stock options, warrants, notes, convertible securities, rights of first refusal, preemptive rights, subscription rights, stock appreciation, phantom stock or other rights, arrangements or commitments of any character outstanding to which the Company is a party or by which the Company is bound or relating to the Company’s issued or unissued capital stock, or equity interests of the Company or obligating the Company to issue, sell, or redeem any capital stock or other equity interests in the Company. Except for the Transaction Documents, there are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the Company’s capital stock. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

     4.9 Financial Statements; Books and Records. The books of account and other financial records of the Company are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and have been maintained in accordance with good business and accounting practices.
     4.10 Absence of Undisclosed Liabilities. The Company does not have any Liabilities or commitments of any nature whatsoever, whether accrued, absolute, contingent or otherwise, other than those incurred in the ordinary course of business consistent with past practice and which do not and could not, individually or in the aggregate, have a Material Adverse Effect or otherwise prevent or materially delay the Company from performing its obligations under the Transaction Documents.
     4.11 Accounts and Notes Receivable and Payable. Set forth on Schedule 4.11 is a true and complete list of unpaid accounts, Liabilities, and notes receivable owing to and owed by the Company as of the date hereof. All of such accounts and notes receivable and payable constitute only bona fide, valid and binding claims arising in the ordinary course of the Company’s business, subject, with regard to receivables to no valid defenses, counterclaims or setoffs.
     4.12 Tax Matters. All Tax returns and other similar documents required to be filed with respect to the Company have been timely filed with the appropriate Governmental Authorities in all jurisdictions in which such returns and documents are required to be filed, all of the foregoing are true, correct and complete and reflect accurately all liabilities for Taxes of the Company for the periods to which such returns and documents relate, and all amounts shown as owing thereon have been paid. No claims or deficiencies have been asserted against the Company with respect to any Taxes which have not been paid or otherwise satisfied or for which accruals or reserves have not been made in the Financial Statements, and there exists no reasonable basis for the making of any such claims. There are no tax liens on any asset of the Company. The Company has not waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to taxation. The Company has not incurred or will incur any liability, contingent or otherwise, relating to Taxes or otherwise, in connection with the transactions contemplated hereby.
     4.13 Assets. The Company owns, leases or has the legal rights to use all properties and assets (tangible and intangible), including the Company Intellectual Property, used or intended to be used in the conduct of the Company’s business (the “Assets”). The Company has good and marketable title or leasehold interest to each Asset, free and clear of all Liens.
     4.14 Intellectual Property. (a) Schedule 4.14(a) sets forth a true and complete list of (i) all patents and patent applications, registered trademarks and trademark applications, registered copyrights and copyright applications included in the Company Intellectual Property and the Licensed Intellectual Property, and (ii) all Company IP Agreements.
          (b) The Company is the sole and exclusive owner of the entire right, title and interest in and to the Company Intellectual Property free and clear of all Liens, and has a valid and exclusive license to use the Licensed Intellectual Property in connection with the Company’s business. The Company is the record owner of all Company Intellectual Property with each applicable governmental authority. The Company is entitled to use all Company Intellectual Property and Licensed Intellectual Property in the continued operation of the Company’s business without limitation, subject only to the terms of the Company IP Agreements.

          (c) The Company Intellectual Property and the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable. There have been no claims made or, to the Company’s Knowledge, threatened against Company or the Founders, or to its Knowledge, any third party owner of Licensed Intellectual Property asserting any grounds of invalidity, abuse, misuse or unenforceability of any Company Intellectual Property or Licensed Intellectual Property and no grounds for any such claims exist.
          (d) To the Knowledge of the Company, the conduct of the Company’s business as currently conducted or proposed to be conducted does not infringe, violate or misappropriate the Intellectual Property of any third party, and no Action alleging any of the foregoing are pending, and no Action has been asserted or, to the Company’s Knowledge, threatened against any Founder or the Company alleging any of the foregoing.
          (e) The Company, or any third party owner of Licensed Intellectual Property, has not made any claim of any infringement, violation or misappropriation by others of the Company Intellectual Property or the Licensed Intellectual Property or interests therein and no grounds for any such claims exist.
          (f) Except as contemplated by the License Agreement, no interest in any of the Company’s Intellectual Property has been assigned, transferred, licensed or sublicensed by the Company to any Person.
          (g) There have been no claims made or threatened against the Company or any third party owner challenging the complete and exclusive ownership of or the right to use the Company Intellectual Property or Licensed Intellectual Property, or suggesting that any other Person has any claim of legal or beneficial ownership with respect thereto.
          (h) The Company is currently in compliance in all material respects with all applicable legal requirements (including timely payment of filing, examination, maintenance and legal fees) necessary to protect the Company Intellectual Property or Licensed Intellectual Property.

          (i) The Company has not been and will not be required, for the conduct of its business as currently conducted and as currently proposed to be conducted, to utilize any inventions or other intellectual or other property of any Founders, employees, agents or independent contractors of the Company made prior to their employment or other engagement by the Company or other than as part of such employment or engagement for and on behalf of the Company. To the Company’s Knowledge, at no time during the conception, reduction to practice or development of any of the Company Intellectual Property (whether prior to or during the employment or engagement of any such person by the Company) was any developer, inventor or other contributor to such Company Intellectual Property (1) operating under any grants from any governmental entity or agency, hospital, academic institution or private or other source (any of the above or sub-division or sub-entity thereof, an “Institution”), performing research sponsored by any Institution or subject to any employment, consulting, staff or faculty member or other engagement agreement or arrangement (whether full-time or part-time) or invention assignment or nondisclosure agreement or other obligation with any third party that would adversely affect the Company’s rights in such Company Intellectual Property, (2) using any facilities of any Institution in connection with any such conception or development of any such Company Intellectual Property, or utilizing in connection therewith any time which his relationship or engagement with any Institution warranted to be devoted to such Institution or to his activities therein or for which he was receiving compensation from such Institution, (3) researching, developing, teaching, using or otherwise being involved, in connection with his relationship or engagement with any Institution, in any matter that relates to any such Company Intellectual Property, or (4) otherwise engaged in any activity in connection with his relationship or engagement with any Institution that might serve as a basis for any claim by any Institution with respect to any rights in any such Company Intellectual Property. Without derogating in any manner from any other representation or warranty made herein, no Institution has any rights of any kind in any of the Company Intellectual Property.
          (j) None of the Founders or the Company’s employees are obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such individual’s full time efforts to promote the interests of the Company or that would interfere with or restrict the Company’s business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business as presently conducted, will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such individual is now obligated.
     4.15 Real Property. The Company does not own or lease any real property.
     4.16 Compliance with Environmental Laws. The Company is in compliance with, and for the past three years has been in compliance with, all Environmental Laws. There have been no Governmental Orders issued against the Company for impairment, damage, injury or adverse effect to the environment or public health and, to the Knowledge of the Company, there have been no private complaints with respect to any such matters, and there are no circumstances that would form the basis of any such Governmental Orders.
     4.17 Employment Matters.
          (a) The Company does not have any employees. The Company has not agreed to or entered into any employment, consulting, severance or indemnification arrangements, agreements, or understandings between the Company and any other Person.
          (b) The Company has not established or sponsored, and does not maintain, any employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended.

     4.18 Contracts. Schedule 4.18 sets forth a list of all Company Contracts. Each of the Contracts are in full force and effect and are the valid and legally binding obligations of the Company and, to the Company’s Knowledge, are valid and legally binding obligations of the counterparties thereto. The Company is not in breach or violation of, or default under, any of the Contracts, and to the Knowledge of the Company, no counterparty is in breach or violation of, or default under, any Contract. The Company has not received any claim of default and no event has occurred which with the giving of notice or lapse of time or both would constitute such a default. The Company has previously delivered to Buyer true, complete and correct copies of all Contracts.
     4.19 Related Parties. There are no agreements, understandings, or proposed transactions between the Company and any of its shareholders, employees, officers, or directors, or their affiliates. The Company is not indebted, directly, or indirectly, to the Company’s shareholders, consultants, or employees (prospective or otherwise), or to their respective affiliates, spouses, or children. Except as set forth on Schedule 4.19, none of the Company’s shareholders, consultants, employees (prospective or otherwise), or their respective affiliates, spouses or children are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any direct or indirect ownership interest in (i) any firm or corporation with which the Company is affiliated or with which the Company has a business relationship or (ii) any firm or corporation which competes or will compete with the Company, other than ownership positions in publicly traded companies not exceeding two percent of the outstanding capital stock thereof.
     4.20 Compliance with Laws. The Company is, and has at all times, been in compliance with all Laws applicable to it, its business or properties and the Company has not received notification from any Governmental Authority asserting that it is not in compliance with or has violated any Laws, or threatening to revoke any authorization, consent, approval, franchise, license, or Permit, and the Company is not subject to any Governmental Order, agreement or consent decree with any Governmental Authority arising out of previously asserted violations.
     4.21 Insurance. The Company has in full force and effect fire, general liability, and casualty insurance policies with extended coverage, in such amounts (subject to reasonable deductions) as customarily carried by similar companies at equivalent stages of development.
     4.22 Governmental Consents and Filings. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to applicable state securities laws and Regulation D of the Securities Act.
     4.23 Governmental Authorizations. The Company has all authorizations, consents, approvals, franchises, licenses and permits required under applicable Law (including Environmental Law) for the ownership of the Company’s properties, the operation of its business as presently conducted and proposed to be conducted, and the possession, use and sale of hazardous materials (collectively, the “Permits”). No suspension, nonrenewal or cancellation of any of the Permits is pending or threatened, and there is no reasonable basis therefor. The Company is not in conflict with, or in default or violation of, any Permit.

     4.24 Legal Proceedings. There is no Action, mediation or out-of-court settlement negotiation by or against the Company or affecting any of the Assets or business of the Company or pending, or to the Knowledge of the Company, threatened. No person who is or was a director or officer of the Company is a party to any pending or threatened Action, mediation or out-of-court settlement negotiation in their capacity as directors or officers of the Company. Neither the Company, nor any Asset is subject to any Governmental Order, nor is any Governmental Order threatened or pending.
     4.25 Brokers. The Company has not employed any financial advisor, broker or finder or incurred and will not incur any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.
ARTICLE 5
ADDITIONAL COVENANTS AND AGREEMENTS
     5.1 Board Observer. At all times when Buyer is a shareholder of the Company and is not otherwise represented on the Company’s board of directors, the Company shall invite a representative of Buyer to attend all meetings of the Company’s board of directors (and committees thereof) in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time that such materials are given to such directors; provided, however, that such representative may be excluded from access to any material or meeting or portion thereof, solely to the extent the Company reasonably believes, upon advice of counsel, that access to such information or attendance at such meeting or portion thereof could adversely affect the attorney-client privilege between the Company and its counsel. Buyer agrees, and any representative of Buyer will agree, not to disclose any confidential information provided to or learned by it in connection with Buyer’s rights pursuant to this Section 5.1.
     5.2 Indemnification for Finder’s Fee. Buyer agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability) for which Buyer or any of its Affiliates is responsible.
     5.3 Negotiation Period. During the period commencing on the date of Closing and ending one hundred twenty (120) days thereafter (the “Negotiation Period”), the Company agrees to negotiate in good faith with respect to, and to use commercially reasonable efforts to enter into definitive agreements relating to, a reverse merger transaction (the “Transaction”) with QuikByte Software, Inc. (“QuikByte”), on substantially the terms set forth in the non-binding term sheet attached hereto as Schedule C; provided, however, that in the event that, as of the expiration of the Negotiation Period, the Company and QuikByte have not entered into definitive agreements relating to the Transaction but are working in good faith to do so, the Negotiation Period shall automatically be extended for an additional period of reasonable duration so to allow for the completion and execution of such definitive agreements relating to such Transaction.

ARTICLE 6
INDEMNIFICATION
     6.1 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties and covenants were made.
     6.2 Survival of the Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing and shall expire and be of no further force or effect as of the first anniversary of the Closing (the “Termination Date”); provided, however, that if written notice of a claim has been given to the Company prior to such Termination Date, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.
     6.3 Indemnification.
          (a) Indemnification. The Company agrees to indemnify and hold harmless Buyer and its Affiliates and their successors and assigns (the “Buyer Indemnified Parties”) who were or are a party, or are threatened to be made a party, to any threatened, pending or completed Claim (as defined below) from any and all demands, claims, losses, liabilities, damages, costs, and expenses whatsoever (including, without limitation, any fines, penalties, reasonable fees and disbursements of counsel incurred by the Buyer Indemnified Parties in investigating or defending any such Claim, and other reasonable expenses incurred investigating and defending any of the foregoing or enforcing this Article 6), sustained or incurred by a Buyer Indemnified Party resulting from or arising in connection with any inaccuracy in or breach of any of the representations or warranties of the Company set forth in this Agreement.
          (b) Indemnification Procedure.
               (i) Promptly after a Buyer Indemnified Party obtains knowledge of the commencement of any third party Action or of the occurrence of any event or the existence of any state of facts which may become the basis of a third party claim (any such Action or event or state of facts being hereinafter referred to in this Section 6.3 as a “Claim”), in respect of which a Buyer Indemnified Party is entitled to indemnification under this Agreement, the Buyer Indemnified Party shall notify the Company of such Claim in writing; provided, however, that any failure to give notice (A) will not waive any rights of the Buyer Indemnified Parties and (B) will not relieve the Company of its obligations as provided in this Section 6.3 except to the extent that such failure materially prejudices the defense of such Claim. With respect to any Claim as to which such notice is given, the Company may elect to assume and control the defense or otherwise settle such Claim; provided, however, that in the event of any such election the Buyer Indemnified Party (1) shall be permitted to join the defense and settlement of such Claim and to employ counsel reasonably satisfactory to it at its expense, and (2) shall cooperate fully with the Company in the defense and any settlement of such Claim in any manner reasonably requested by the Company. The Company shall not make any settlement of any claims without the written consent of the Buyer Indemnified Party, which consent shall not be unreasonably withheld or delayed.

               (ii) If the Company elects not to assume the defense of such Claim or, having assumed the defense and settlement of such Claim, fails reasonably to contest such Claim in good faith, the Buyer Indemnified Party, without waiving its right to indemnification shall assume the defense and settlement of such Claim at the Company’s expense, provided, however, that (A) the Company shall cooperate with the Buyer Indemnified Party in the defense and settlement of such Claim in any manner reasonably requested by the Buyer Indemnified Party, and (B) the Buyer Indemnified Party shall not settle such Claim without the written consent of the Company, which consent shall not be unreasonably withheld or delayed.
          (c) Except in the case of fraud, the indemnification rights of the Buyer Indemnified Parties pursuant to this Agreement shall constitute the sole and exclusive remedy of the Buyer Indemnified Parties for breaches of the representations or warranties of the Company set forth in this Agreement.
ARTICLE 7
CLOSING
     7.1 Closing.
          (a) The closing of the purchase, sale and issuance of the Purchased Shares pursuant to this Agreement (the “Closing”) shall take place at the offices of the Company at 11:00 a.m. Pacific Time on the date of this Agreement.
          (b) At the Closing, the Company shall deliver to Buyer (i) certificates representing the Purchased Shares; (ii) an executed counterpart of the Purchase Agreement and the License Agreement; (iii) the Shareholders’ Agreement executed by each shareholder of the Company; and (iv) evidence of the assignment to the Company by Dr. Ji of all of his right, title and interest in those patents and patent applications set forth in Schedule 7.1(b).
          (c) At the Closing, Buyer shall (i) deliver the Cash Consideration pursuant to Section 2.2; and (ii) an executed counterpart of the Purchase Agreement, the License Agreement, and the Shareholders’ Agreement.
ARTICLE 8
MISCELLANEOUS
     8.1 Notices. Any notice or other communication under this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given when actually received or (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery, (b) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise. A copy of any notices delivered to Buyer shall also be sent to OPKO Health, Inc., 4400 Biscayne Boulevard, Suite 1180, Miami, Florida 33137, Attn: Deputy General Counsel, Fax (305) 575-4140.

     8.2 Entire Agreement. This Agreement, the License Agreement and the Shareholders Agreement, together with their schedules and exhibits, contain every obligation and understanding between the parties relating to the subject matter hereof and thereof, merge all prior discussions, negotiations and agreements, if any, between them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein or therein.
     8.3 Assignment. This Agreement may not be assigned by any party without the written consent of the other parties; provided that Buyer may assign this Agreement to an Affiliate, whether such Affiliate currently exists or is formed in the future. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.
     8.4 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who, to the extent applicable, has been authorized by its board of directors to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.
     8.5 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.
     8.6 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.
     8.7 Expenses. Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

     8.8 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.
     8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
     8.10 Litigation; Prevailing Party. In the event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non prevailing party and the non prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.
     8.11 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.
     8.12 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of California without reference to the choice of law principles thereof.
     8.13 Publicity. The parties agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby. Thereafter, unless otherwise required by applicable Law, including U.S. securities laws, each party shall use reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements or disclosures with respect to this Agreement or the transactions contemplated hereby.
     8.14 Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including all such instruments of transfer as may be necessary or desirable to issuance of the Purchased Shares to Buyer and to consummate the transactions contemplated by this Agreement.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

Buyer: OPKO HEALTH, INC.,
By:	/s/
Name:
Title:

4400 Biscayne Boulevard Miami, Florida 33137 USA Attn: Jane Hsiao, Chief Technical Officer

Company: SORRENTO THERAPEUTICS, INC.
By:	/s/
Name:
Title:

Address:

Attn:

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]